UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2004

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32085 (Commission File Number)	36-4392754 (IRS Employer Identification No.)

2401 Commerce Drive, Libertyville, Illinois 60048

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 680-3515

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2004, Allscripts, LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. (the “Company”), entered into amendments to its employment agreements with the following of the Company’s senior executives, effective January 1, 2005: Glen E. Tullman, Chief Executive Officer; Lee A. Shapiro, President; Joseph E. Carey, Chief Operating Officer; William J. Davis, Chief Financial Officer; and T. Scott Leisher, Executive Vice President (collectively, the “Executives”). Under these amendments, the Executives agreed to eliminate guaranteed bonuses, reductions in compensation in the event of a Change of Control, extend the period of their non-competition covenants and eliminate other benefits. In return, base salaries were increased. Under the amendments, Mr. Tullman is to be paid an annual base salary of $375,000, Mr. Shapiro is to be paid an annual base salary of $315,000, and Messrs. Carey and Davis are each to be paid an annual base salary of $290,000 (subject in each case to annual review and increase by the board of directors). Mr. Leisher’s base salary remains unchanged. Bonuses guaranteed to the Executives under their previous employment agreements have been eliminated under the amendments. Similarly, automatic renewal provisions set forth in the previous employment agreements have been eliminated under the amendments. Under the amendments, non-renewal of an Executive’s employment agreement will be deemed to be a termination without cause, entitling such Executive to a severance payment in an amount equal to 2 times such Executive’s then in effect base salary. Additionally, under the amendments, severance payments to which each of Messrs. Tullman, Shapiro, Carey, Davis or Leisher may have been entitled under the previous employment agreements, following a Change in Control (as defined in the employment agreements), have been reduced from a payment equal to 2.99 times his then in effect base salary and 2.99 times his guaranteed bonus amount, to 2 times his then in effect base salary and targeted performance bonus. The amendments also provide that each of Messrs. Tullman, Shapiro, Carey, Davis and Leisher will not compete with the Company during the term of his employment and (other than in the case of a termination by the Company without Cause or a termination of such executive for Constructive Discharge) for two years thereafter. Prior to the amendments, the non-compete period under the employment agreements was one year. Under the amendment, the term “Change of Control” includes changes in control of the Company or its subsidiaries. In connection with the amendments, the Company granted to the Executives the following options: Mr. Tullman, 150,000 shares; Mr. Shapiro, 75,000 shares; Mr. Carey, 50,000 shares; Mr. Davis, 50,000 shares; and Mr. Leisher, 25,000 shares. The Company issued the options pursuant to its standard form of stock option agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Non-Qualified Incentive Stock Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ William J. Davis
William J. Davis Chief Financial Officer

Date: January 4, 2005

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